OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 Park Avenue
                               New York, NY 10022
                                  212 753 7200


                                                     April 8, 1997







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

              Re:   Enteractive, Inc.
                    Registration Statement
                    ----------------------

Ladies and Gentlemen:

         We have acted as counsel to Enteractive, Inc., a Delaware corporation (the "Company"), in connection with the registration of 650,204 additional shares of the Company's Common Stock, par value $.01 per share (the "Additional Shares") pursuant to a Registration Statement (the "Rule 462(b) Registration Statement") filed under Rule 462(b) to the Securities Act of 1933, as amended, in connection with the proposed public offering described in Registration Statement No. 333-22713 on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission in March 1997, as amended. All capitalized terms not defined herein shall have the meanings accorded them in the Registration Statement.

                  We  advise  you  that we have  examined  originals  or  copies certified or otherwise identified to our satisfaction of the Articles of Incorporation and By-laws of the Company, the Registration Statement, the Rule 462(b) Registration Statement and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. We also are preparing this opinion on the basis that no confirmations of sales relating to the Registration Statement have been
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April 8, 1997
Page -2-

sent or given. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Additional Shares and the Additional Warrants have been duly and validly issued and fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Rule 462(b) Registration Statement and the Prospectus forming a part thereof.

                                  Very truly yours,


                                  OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP